Exhibit 17.1

To Morlex, Inc.:

I hereby resign as President, Secretary, Treasurer and Director of Morlex, Inc., a Colorado corporation, effective immediately.

Dated: February 14, 2008	/s/ Michael Miller
Michael Miller